AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON

July 29, 2008

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________________

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IA GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4037641
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

101 California Street, Suite 2450

San Francisco, CA 94111

(415)-946-8828

(Address, including zip code and telephone number of Principal Executive Offices)

____________________________________

DEREK SCHNEIDEMAN

IA GLOBAL, INC.

101 CALIFORNIA STREET, SUITE 2450

SAN FRANCISCO, CALIFORNIA 94111

(415) 946-8828

(Name, address, including zip code, and telephone number, including area code,

of agent for service of each registrant)

WITH A COPY TO:

KEVIN J. LAVIN, ESQ.

ARNOLD & PORTER LLP

1600 TYSONS BOULEVARD

SUITE 900

MCLEAN, VIRGINIA 22102

(703) 720-7011

____________________________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable, after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (“Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (2) (3)	Amount of Registration Fee (3)
Common Stock, par value $0.01 per share
Warrants
Preferred stock, par value $0.01 per share
Total	$ 5,000,000	$ 196.50

(1)

Amount not specified as to each class of security to be registered pursuant to General Instruction II.D. of Form S-3. Indeterminate numbers of shares of common stock, shares of preferred stock and warrants as may be issued from time to time at indeterminate prices are being registered hereby. Securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder.

(2)	In no event will the aggregate public offering price of all securities issued from time to time pursuant to this Registration Statement exceed $5,000,000.
(3)

The registration fee is calculated pursuant to Rule 457(c) of the Securities Act based on the last reported sale price of the registrant’s common stock, $0.01 par value, on July 28, 2008, as reported on the American Stock Exchange.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT HAS FILED A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS, DATED JULY 29, 2008.

IA GLOBAL, INC.

UP TO $5,000,000 OF OUR

COMMON STOCK

PREFERRED STOCK

WARRANTS

We may offer from time to time up to $5,000,000 in total of the following:

•	shares of our common stock,
•	shares of our preferred stock,
•	warrants to purchase shares of common stock or preferred stock, or
•	any combination of our common stock, preferred stock or warrants.

We may offer the common stock, preferred stock and warrants (collectively, the “securities”) separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus. When we decide to issue securities, we will provide you with the specific terms and the public offering price of the securities in prospectus supplements. However, in no event will we sell securities with a value exceeding more than 1/3 of our public float in any 12-month period. You should read this prospectus and the prospectus supplements carefully before you invest. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our common stock is traded on the American Stock Exchange (“AMEX”) under the symbol “IAO.” On July 28, 2008, the last reported sale price for our common stock as reported on the AMEX was $0.13 per share. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in the applicable prospectus supplement.

The Company’s executive offices are located at 101 California Street, Suite 2450, San Francisco, CA 94111, with its operating units being located primarily in Japan, China, Philippines, Hong Kong and Australia. The Company’s telephone number is (415) 946-8828.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE “RISK FACTORS” BEGINNING ON PAGE 6FOR A DISCUSSION OF THESE RISKS.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is July 29, 2008.

TABLE OF CONTENTS

Prospectus Summary	1

Risk Factors	3

Forward-Looking Statements	3

About This Prospectus	4

Use of Proceeds	4

Plan of Distribution	5

Description of Common Stock	6

Description of Warrants	7

Description of Preferred Stock	8

Legal Matters	9

Experts	9

Notice Relating to this Prospectus	9

Incorporation of Certain Documents by Reference	9

Where You Can Find More Information	10

You may rely only on the information provided or incorporated by reference in this Prospectus. Neither we nor the selling stockholder have authorized anyone to provide information different from that contained in this Prospectus. Neither the delivery of this Prospectus nor the sale of the securities means that the information contained in this Prospectus is correct after the date of this Prospectus. This Prospectus is not an offer to sell or solicitation to buy the securities in any circumstances under which the offer or solicitation is unlawful.

- i -

IA GLOBAL, INC.

Summary

The following summary highlights information contained elsewhere in this Prospectus. It may not contain all of the information that is important to you. You should read the entire Prospectus, the prospectus supplement delivered with the prospectus, and the documents incorporated by reference before making an investment decision. In this Prospectus, “IAO,” “Company,” “we,” “us,” and “our” refer to IA Global, Inc.

The Company and our Business

IA Global, Inc. (“IA Global”) is a broadly based Services Company with a dedicated focus on growth of existing business, together with expansion through mergers and acquisitions in the Pacific Rim region. Our mission is to identify and invest in business opportunities, apply our skills and resources to nurture and enhance the performance of those businesses across key business metrics, and to deliver accelerating shareholder value.

To realize this plan, the Company is actively expanding investments in the business process outsourcing (which includes human resources elements necessary to recruit and train the very large numbers of people), B2B and financial services sectors. These sectors demonstrate long-term growth prospects in which we, by applying our skills and resources, can add significant value to our investments. Beyond Japan, the Company is expanding its reach to encompass, the Philippines, Hong Kong/China, Singapore, and India and the outstanding growth opportunities and synergies these markets present.

IA Global takes a long-term “Buy to Hold” approach to its acquisitions and partnerships. It is built on the belief that our people, combining pragmatic hands-on management with extensive operations and financial experience, have the expertise to grow the businesses we invest in, to optimize their potential and provide increasing returns on investment over the long run. IA Global has acquired a select portfolio of investments in Japan, Australia and the Philippines/Singapore area, targeted and developed with a sharp eye for producing outstanding growth and profitability. This has laid the foundation for an aggressive medium term plan to establish a broad network of complementary subsidiaries and majority-owned investments in the greater Pacific Rim region.

Business Process Outsourcing

In Japan, IA Global is 100% owner of Global Hotline, Inc. (“Global Hotline”) a Business Process Outsourcing organization, operating several major call centers providing outbound telemarketing services for telecommunications and insurance products. Since our acquisition of Global Hotline in June 2005, this business has expanded rapidly with the signing of significant multi-year contracts with major corporations.

This growth trajectory is being driven by new contracts, process improvements, infrastructure expansion, and macro economic trends such as the ongoing gains in the Japanese economy, consistent year on year growth in targeted industries, higher disposable incomes, and the increasingly rapid growth of the senior citizen demographic. As of March 31, 2008, Global Hotline employed 1,145 full and part-time personnel to support these multi-million dollar contracts. In the Philippines, we acquired 100% of Shift Resources, LLC on April 10, 2008 and Asia Premier Executive Suites, Inc. on May 27, 2008, multi-service call center operations that have now been merged into a single company named Global Hotline Philippines Inc.

Human Capital and Resources

During August 2007, the Company closed two equity investments. These investments provide “human capital” services in the human resources sector, a sector which offers excellent growth opportunities throughout the Asia Pacific region. IA Global continues to seek additional companies and partnerships in the staffing, training, employee/ organization evaluation and assessments business throughout the region, but with a focus on Japan. Linking these investments in a network under the IA Global umbrella will generate synergies of expertise and resources, creating a regional value-chain of services to further drive aggressive growth. Our investments in Human Capital and Resources are as follows:

IA Global has a 25% stake in GPlus Media Co Ltd (“GPlus”). GPlus is a Japan based corporation with offices in Tokyo, Japan, Hong Kong and Shanghai, China. GPlus owns and operates several of Japan’s best known English-Japanese websites, including GaijinPot.com, and Ecentral.jp, the official jobsite of the American Chamber of Commerce in Japan. GPlus also operates CareerEngine.org, which is a powerful network of jobsites with partners who include ShanghaiExpat.com, the American Chambers of Commerce in Shanghai and Hong Kong, as well as the Canada China Business Council.

IA Global has a 20.25% equity investment in Slate Consulting Co Ltd (“Slate”). Slate is a Japan headquartered Executive Search firm with operations and business entities in Tokyo, Hong Kong, Surrey, Canada; a call center in Manila, Philippines; and an early stage call center in Bucharest, Romania.

Other

In Australia, the Company has a 36% stake in Australian Secured Financial Limited and its affiliates, Ausec Finance Limited, ADJ Services Pty Ltd. and Auslink Ltd (collectively, “ASFL”), which raises funds through the issuance of private loans and bank debt within Australia and provide short term, secured, real property loans to businesses and investors in Australia. Through this group of companies, ASFL has created a strong financial services network leveraging its knowledge and presence in local communities to cater to a sector of the market neglected by larger financial institutions.

In Japan, the Company has a 20% stake in Taicom Securities Co Ltd (“Taicom”), a Japanese securities firm. Taicom is a financial services Company in Japan providing a broad range of value-added financial services and competitive products. These currently include the brokerage of Japanese commodities, derivative options, foreign currency, equities and investment trusts as well as the offering of investment consulting services to diversified clients such as individuals and corporations. Taicom offers creative solutions that meet the sophisticated trading needs of its online and offline clients, who utilize Taicom’s cutting-edge proprietary trading platform called TradePro, as well as its broad news and information gathering network.

Taicom is a member of the Osaka Stock Exchange, the Tokyo Commodity Exchange, the Tokyo Grain Exchange and the Chubu (Central Japan) Commodity Exchange. Taicom is headquartered in Tokyo and in Osaka and has three branch offices in Japan.

Corporate Information

The Company was incorporated in Delaware on November 12, 1998. The Company’s executive offices are located at 101 California Street, Suite 2450, San Francisco, CA 94111, with its operating units being located primarily in Japan, China, Philippines, Hong Kong and Australia. The Company’s telephone number is (415) 946-8828 and its primary website is located at www.iaglobalinc.com. The information on our website is not a part of this Prospectus.

The Company’s Common Stock

The Company’s common stock currently trades on the AMEX under the symbol “IAO.”

Securities We are Offering

We may offer any of the following securities from time to time:

•	shares of our common stock;
•	shares of our preferred stock;
•	warrants to purchase shares of our preferred stock or common stock; or
•	any combination of our common stock, preferred stock, or warrants.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. The total dollar amount of all securities that we may issue will not exceed $5,000,000. In addition, in no event will we sell securities with a value exceeding more than 1/3 of our “public float” (the market value of our common stock held by non-affiliates) in any 12 month period. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Common Stock. We may offer shares of our common stock. The Company’s common stock currently trades on the AMEX under the symbol “IAO.”

Preferred Stock. We may offer our preferred stock in one or more series. For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any; and any other specific terms.

Warrants. We may offer warrants to purchase our common stock and preferred stock. For any particular warrants we offer, the applicable prospectus supplement will describe the underlying security; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon exercise; and any other specific terms. We may issue the warrants under warrant agreements between us and one or more warrant agents.

Listing. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

RISK FACTORS

An investment in the Company’s securities involves a high degree of risk. You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement before making an investment decision. The risks and uncertainties described in the prospectus supplement are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we believe are not material at the time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our common stock, preferred stock or warrants could decline, and you could lose all or part of your investment. You should also refer to the other information contained in this prospectus or incorporated herein by reference, including our consolidated financial statements and the notes to those statements and the risks and uncertainties described in Item 1A of our Transition Report on Form 10-K for the transition period from January 1, 2008 to March 31, 2008. See also the information contained under the heading “Special Note Regarding Forward-Looking Statements” immediately below.

Special Note Regarding Forward-Looking Statements

This prospectus and any accompanying prospectus supplement contains and incorporates by reference certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other statements that we make. All statements that are not descriptions of historical facts are forward-looking statements, based on management’s estimates, assumptions and projections that are subject to risks and uncertainties. Such forward-looking statements include statements regarding, among other things, (a) our expectations about product development activities, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology.

This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may not occur. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

The information contained in this Prospectus, as well as in our SEC filings, identifies important factors that could adversely affect actual results and performance. Prospective investors are urged to carefully consider such factors.

All forward-looking statements attributable to the Company are expressly qualified in their entirety by the foregoing cautionary statements.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process. Under this shelf process, we may from time to time offer up to $5,000,000 in total of (a) shares of common stock, $0.01 par value per share, (b) shares of preferred stock, $0.01 par value per share, in one or more series, (c) warrants to purchase shares of common stock or preferred stock or (d) any combination of our common stock, preferred stock or warrants, either individually or as units consisting of one or more of the foregoing, each at prices and on terms to be determined at the time of sale. The common stock, preferred stock and warrants are collectively referred to in this prospectus as “securities.” The securities offered pursuant to this prospectus may be one or more series of issuances and the total offering price of the securities will not exceed $5,000,000 (or its equivalent based on the applicable exchange rate at the time of the sale in one or more foreign currencies, currency units or composite currencies that we may designate). In addition, in no event will we sell securities with a value exceeding more than 1/3 of our public float in any 12-month period.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC public reference room as discussed below under the heading “Where You Can Find More Information.”

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents.

USE OF PROCEEDS

We will use the net proceeds received from the sale of the securities for development of our acquisition strategy, working capital and general corporate purposes, at the discretion of management.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus separately or together through any of the following methods:

•	directly to purchasers;

•	through agents;

•	to or through one or more underwriters or dealers;

•             through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities being offered by this prospectus as a dividend or distribution.

We may effect the distribution of the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities in the applicable prospectus supplement.

We may directly solicit offers to purchase the securities offered by this prospectus. Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commission’s payable by us to an agent in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of his or her appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. We will describe any of these activities in the applicable prospectus supplement.

If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The applicable prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution.

We may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in the applicable prospectus supplement. The applicable prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts. Delayed delivery contracts will contain definite fixed price and quantity terms. The obligations of a purchaser under these delayed delivery contracts will be subject to only two conditions:

•             that the institution’s purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and

•             that we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed delivery contracts.

To the extent permitted by and in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of these activities at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on AMEX may engage in passive market making transactions in the securities on AMEX during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No securities may be sold under this prospectus without delivery, in paper format, in electronic format on the Internet, or both, of the applicable prospectus supplement describing the method and terms of the offering.

Description of Common Stock

Authorized and Outstanding Common Stock

The Company’s common stock is $.01 par value, 300,000,000 shares authorized and as of July 29, 2008, we had 209,363,942 issued and outstanding, net of 627,900 shares of treasury stock, held by approximately 219 shareholders of record. The number of stockholders, including beneficial owners holding shares through nominee names is approximately 1,500.

Listing

The Company’s common stock currently trades on the AMEX under the symbol “IAO.”

Voting Rights

Each share of our common stock is entitled to one vote in each matter submitted to a vote at a meeting of stockholders including in all elections for directors; stockholders are not entitled to cumulative voting in the election for directors. Our stockholders may vote either in person or by proxy.

Fully Paid and Non-Assessable

All shares of our outstanding common stock are fully paid and non-assessable. Any additional shares of common stock that we issue will be fully paid and non-assessable.

Dividends

Our Board of Directors may authorize, and we may make, distributions to our common stockholders, subject to any restriction in our Amended and Restated Certificate of Incorporation and to those limitations prescribed by law. However, we have never paid cash dividends on our common stock or any other securities, and we do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain future earnings, if any, for use in our business.

Preemptive and Other Rights

Holders of our common stock have no preemptive rights and have no other rights to subscribe for additional securities of our company under Delaware law. Nor does the common stock have any conversion rights or rights of redemption. Upon liquidation, all holders of our common stock are entitled to participate pro rata in our assets available for distribution, subject to the rights of any class of preferred stock then outstanding.

Meetings; Stockholder Action by Written Consent

Our By-Laws provide that we must hold an annual meeting of stockholders. Special meetings of our stockholders may be called at any time only by a majority of our Board of Directors or by our Chief Executive Officer. All actions must be taken at an annual or special meeting. Our Certificate of Incorporation provides that stockholders may not take action by written consent without a meeting.

Transfer Agent and Registrar

American Stock Transfer and Trust Company is the transfer agent and registrar for our Common Stock.

Description of Warrants

We may issue warrants for the purchase of shares of our common stock or preferred stock. Warrants may be issued independently or together with the shares of common stock or preferred stock offered by any prospectus supplement to this prospectus and may be attached to or separate from such shares. Further terms of the warrants will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•             the designation, terms and number of shares of common stock or preferred stock purchasable upon exercise of such warrants;

•             the designation and terms of the shares of common stock or preferred stock with which such warrants are issued and the number of such warrants issued with such shares;

•             the date on and after which such warrants and the related common stock or preferred stock will be separately transferable, including any limitations on ownership and transfer of such warrants;

•             the price at which each share of common stock or preferred stock purchasable upon exercise of such warrants may be purchased;

•             the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax consequences; and

•              any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Description of Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes our Board of Directors, without further stockholder action, to provide for the issuance of up to 5,000 shares of preferred stock, in one or more classes or series and to fix the rights, preferences, privileges, and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series of the designation of such series, without further vote or action by the stockholders. We may amend from time to time our Certificate of Incorporation to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of a majority of the voting power of the shares entitled to vote thereon. As of the date of this prospectus, we have 5,000 shares of preferred shares authorized, but no shares of preferred stock outstanding.

The particular terms of any series of preferred stock being offered by us under this shelf registration statement will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the title and liquidation preference per share of the preferred stock and the number of shares offered;

•	the purchase price of the preferred stock;

•              the dividend rate (or method of calculation), the dates on which dividends will be paid and the date from which dividends will begin to accumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	any conversion provisions of the preferred stock;

•	the voting rights, if any, of the preferred stock; and

•              any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable.

Legal Matters

Arnold & Porter LLP has rendered an opinion that the securities offered hereby, when sold, will be legally issued, fully paid and non-assessable.

Experts

The financial statements incorporated in this Prospectus by reference to the Transition Report on Form 10-K as of March 31, 2008, December 31, 2007 and 2006 and for the three months ended March 31, 2008, and the years ended December 31, 2007, 2006 and 2005 have been so incorporated in reliance on the report of Sherb & Co., LLP, independent registered public accounting firm, given on the authority of said firm as expert in auditing and accounting.

Incorporation of Certain Documents by Reference

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. These documents may include periodic reports, such as Annual Reports and Transition Reports on Form 10-K, Quarterly Reports and Transition Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any documents that we subsequently file with the Securities and Exchange Commission (the “SEC”) will automatically update and replace the information previously filed with the SEC. Thus, for example, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC and any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities. These documents contain important information about us.

1.        The Company’s Form 10-K for the year ended December 31, 2007, filed with the SEC on April 15, 2008 and the Transition Report on Form 10-K for the transition period from January 1, 2008 to March 31, 2008, filed with the SEC on July 15, 2008.

2.        The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, as filed with the SEC on May 15, 2008.

3.        The Company’s Current Reports on Form 8-K or 8-K/A filed on April 7, 2008; April 8, 2008; April 9, 2008; April 14, 2008; April 16, 2008; April 18, 2008; April 30, 2008; May 1, 2008; May 19, 2008; May 20, 2008; June 2, 2008; June 5, 2008; June 9, 2008; June 10, 2008; June 23, 2008; June 23, 2008, June 24, 2008, June 25, 2008; July 2, 2008; July 8, 2008 and July 9, 2008.

4.        The description of the Company’s Common Stock incorporated in the Company’s Registration Statement on Form 8-A filed with the SEC on May 10, 2000, and all amendments or reports filed for the purpose of updating such description.

You can obtain a copy of any or all of the documents incorporated by reference in this prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its web site at http://www.sec.gov. You also can obtain these documents from us without charge by visiting our web site at http://www.iaglobalinc.com or by requesting them in writing or by telephone at the following address:

IA Global, Inc.

101 California Street

Suite 2450

San Francisco, CA 94111

(415) 946-8828

Where You Can Find More Information

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules and the information incorporated by reference, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information and the registration statement at the SEC public reference room located at 107 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

In addition, any information we file with the SEC, including the documents incorporated by reference into this prospectus, is also available on the SEC’s website at http://www.sec.gov. We also maintain a web site at http://www. iaglobalinc.com, which provides additional information about our company and through which you can also access our SEC filings. The information set forth on our web site is not part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission (“SEC”) registration fee and the American Stock Exchange additional listing fee.

Securities and Exchange Commission registration fee	$196.50
Accounting fees and expenses	1,000.00*
Legal fees and expenses	5,000.00*
Registrar and transfer agent’s fees and expenses	500.00*
Printing and engraving expenses	500.00*
Miscellaneous	500.00*
Total expenses	$7,696.50*

 * Estimated

Item 15. Indemnification of Directors and Officers

Under Delaware law, a corporation may include in its certificate of incorporation (“Certificate”) a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, but no such provision may eliminate or limit the liability of a director (a) for any breach of duty of loyalty, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law (the “DGCL”) (dealing with illegal redemptions and stock repurchases), or (d) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate limits personal liability of directors to the fullest extent permitted by Delaware law.

The Certificate also provides that the Registrant shall, to the fullest extent permitted by Section 145 of the DGCL, as amended, indemnify all persons whom it may indemnify thereto, provided that if such indemnified person initiates a proceeding, he or she shall be indemnified only if the Registrant’s board of directors approved such action. Section 145 of the DGCL permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of a Company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he or she is or was a director, officer or employee of the Company. Section 145 and the Registrant’s Certificate also provide that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

The Registrant has a directors’ and officers’ liability insurance policy in place pursuant to which its directors and officers are insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (“Securities Act”) and the Securities and Exchange Act of 1934, as amended (“Exchange Act”).

Item 16. Exhibits

5.1	Opinion of Arnold and Porter LLP (1)
23.1	Consent of Sherb and Co., LLP Independent Registered Public Accounting Firm (1)
23.2	Consent of Arnold & Porter LLP (contained in opinion of Arnold & Porter LLP filed as Exhibit 5.1)
24.1	Powers of Attorney of certain directors of the Company (included on signature pages to the registration statement)
(1)	Filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that. paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a posteffective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the San Francisco, California, on this 29th day of July 2008.

IA GLOBAL, INC.

By:	/s/ Derek Schneideman

Derek Schneideman

Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Derek Schneideman or Mark Scott, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462 (b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and power of attorney has been signed on this 29th day of July 2008 by the persons and in the capacities indicated below.

Signature	Title

/s/ Derek Schneideman Derek Schneideman	Director and Chief Executive Officer (Principal Executive Officer)

/s/ Mark Scott Mark Scott	Director, Chief Operating and Financial Officer (Principal Financial and Accounting Officer)

/s/ Hideki Anan Hideki Anan	Director
/s/ Masazumi Ishii Masazumi Ishii	Independent Director

/s/ Eric La Cara Eric La Cara	Independent Director

/s/ Brian Nelson Brian Nelson	Independent Director

/s/ Mae Towada Mae Towada	Independent Director